                                                                      EXHIBIT 5


                                  June 2, 1998

                                                           Writer's Direct Dial:
                                                                  (212) 225-2632

Blount International, Inc.
Blount, Inc.
4520 Executive Park Drive
Montgomery, AL  36116-1602

Ladies and Gentlemen

            We have acted as counsel to Blount International, Inc., a Delaware corporation ("Blount"), and to Blount, Inc., also a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering of an aggregate principal amount of $150,000,000 of the Company's Senior Notes due 2008 (the "Notes"). Each Note will have endorsed thereon an unconditional guarantee of Blount (such guarantees, the "Guarantees" and, together with the Notes, the "Securities"). The Securities will be issued under an Indenture (the "Indenture") to be entered into between Blount, the Company and LaSalle National Bank, as trustee (the "Trustee").

            We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of Blount and the Company and such other instruments and certificates of public officials, officers and representatives of Blount and the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions set forth below. In rendering these opinions we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and not verified the accuracy as to factual matters of each document we have reviewed and that the Notes and the Guarantees will conform to the forms thereof set forth in the Indenture. In addition, we are familiar with the proceedings taken and proposed to be taken by the Company and Blount in connection with the authorization, issuance and sale of the Notes and the Guarantees.

            Based upon the foregoing, and subject to (i) the proposed additional proceedings being taken as now contemplated prior to the issuance of the Securities, (ii) the due execution and delivery of the Indenture by Blount, the Company and the Trustee and (iii) the due

Blount International, Inc.
Blount, Inc., p.2


execution, authentication and delivery of the Notes by the Company and the Trustee and of the Guarantees by Blount, we are of the opinion that:

            1. Each of Blount and the Company is a corporation validly existing in good standing under the laws of the State of Delaware.

            2. The execution and delivery by Blount and the Company of the Indenture and the issuance of the Notes and the Guarantees in the manner and on the terms set forth in the Registration Statement will be duly authorized by all necessary corporate action of Blount and the Company, respectively.

            3. The Indenture will constitute a legal, valid binding and enforceable obligation of Blount and the Company.

            4. The Notes, when delivered and paid for as contemplated in the Registration Statement, will constitute legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

            5. The Guarantees, when duly endorsed on Notes delivered and paid for as contemplated in the Registration Statement, will constitute the legal, valid, binding and enforceable obligations of Blount entitled to the benefits of the Indenture.

            Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Blount or the Company, (a) we have assumed that each party to such agreement or obligation other than Blount or the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (b) such opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity; and (c) we express no opinion as to sections of the Indenture which pertain to the defense of forum non conveniens, submission to jurisdiction, severability of illegal provisions, waiver of protection under stay, extension or usury laws or the conclusiveness of calculations or certifications.

            We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of New York and the corporation laws of the State of Delaware.

Blount International, Inc.
Blount, Inc., p.3


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    CLEARY, GOTTLIEB, STEEN & HAMILTON


                                    By
                                      ------------------------------------
                                             David Lopez, a Partner